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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17393, 333-40823, 333-40825, 333-57231, 333-64429 and
333-57231) and the Registration Statement on Form S-3 (No. 333-47809) and to the use of our report dated December 23, 1998, with respect to the financial statements of DELTA Industrie Informatik GmbH for the year ended December 31, 1997, included in the Engineering Animation, Inc. Current Report on Form 8-K/A dated February 17, 1999, filed with the Securities and Exchange Commission.


/s/ SCHITAG ERNST & YOUNG
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft




Stuttgart, Germany
February 11, 1999